Exhibit 99.1

FOR IMMEDIATE RELEASE:	NEWS
January 24, 2008	OTCBB: ELDO
Eldorado Artesian Springs Retains Pfeiffer High Investor Relations
Louisville, Colorado, January 24, 2008 — Eldorado Artesian Springs, Inc. (OTCBB: ELDO) today announced it has retained Pfeiffer High Investor Relations, Inc. to develop and implement a comprehensive investor relations program.
Doug Larson, Chief Executive Officer, said, “Over the past few years Eldorado Springs has demonstrated solid growth and improved profitability. With recent successful additions to our product portfolio, including our newly introduced Organic Vitamin Charged Spring Water, we believe the Company is well positioned to accelerated growth and drive shareholder value in coming years. Accordingly, we intend to step up our investor relations efforts to increase our following among investors and the national financial community.”
Jay Pfeiffer, principal of Pfeiffer High Investor Relations, said, “Eldorado Springs has been flying under the radar of the mainstream financial community, and our objective is to raise the awareness of the Company among investors, brokers, analysts and portfolio managers throughout the country. With steady growth and improving financial results, coupled with strong new product offerings, including the industry’s only Organic Vitamin Charged Spring Water product, the Company has a compelling story that we believe will be of interest to investors looking for under-followed emerging growth companies with strong upside potential. We are looking forward to helping the Company increase their following in the investment community and build shareholder value.”
About Eldorado Artesian Springs, Inc.
Eldorado Artesian Springs, Inc. is a leading bottler, marketer, and distributor of natural spring water beverages in the Rocky Mountains. The Company’s growing product portfolio includes the nation’s only Organic Vitamin Charged Spring Water, which was recently introduced and has generated strong market acceptance. The Company also markets five-gallon and three-gallon bottles of water directly to homes and businesses, national retail grocery chains, and regional distributors. Additionally, the Company markets its water in smaller, more convenient size packaging to retail food stores. The source of the natural spring water is located on property owned by the Company in Eldorado Springs, Colorado. More information about the Company can be found at http://www.eldoradosprings.com.
About Pfeiffer High Investor Relations, Inc.
Pfeiffer High is a full-service investor relations firm based in Denver, Colorado. Since 1982 the firm has been helping public companies maximize shareholder value by implementing comprehensive investor relations programs to raise awareness among buy- and sell-side analysts, institutional portfolio managers, brokers, individual investors and the financial media.

Contacts:
Jay Pfeiffer
Pfeiffer High Investor Relations, Inc.
303-393-7044
jay@pfeifferhigh.com
Doug Larson
Chief Executive Officer
Eldorado Artesian Springs, Inc.
303-499-1316
doug@eldoradosprings.com
Safe Harbor Statement
Some portions of this press release, particularly those describing Eldorado’s goals and strategies, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Eldorado is working to achieve those goals and strategies, actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of Eldorado, its reputation in the industry or its expected financial return from operations and results of operations. In light of significant risks and uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by Eldorado that it will achieve such forward-looking statements. For further details and a discussion of these and other risks and uncertainties, please see our most recent reports on Form 10-KSB and Form 10-QSB, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Eldorado undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.